UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2007

Commission file number: 1-9972

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	22-1659359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

170 Mt.Airy Road
Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (908) 766-5000

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e)                                Compensatory Arrangements of Certain Officers

On June 1, 2007, the Hooper Holmes, Inc. (the “Company”) entered into an agreement with its former Senior Vice President, General Counsel and Corporate Secretary, Robert William Jewett, pursuant to which, interalia,  the Company agreed to (i) salary continuation for Mr. Jewett until November 4, 2008, (ii) continuation until November 4, 2008 of health, dental, and life insurance benefits and of Mr. Jewett’s right to participate in the Company’s retirement savings plan, and (iii) a cash payment to compensate Mr. Jewett for the loss of his company automobile.  Mr. Jewett ceased serving as Senior Vice President, General Counsel and Corporate Secretary of the Company effective May 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date: June 4, 2007                                                                By:           /s/ William F. Kracklauer
William F. Kracklauer
Senior Vice President,
General Counsel and
Corporate Secretary